UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE KROGER CO.

(Name of Registrant as Specified In Its Charter)

BARBERRY CORP.

CARL C. ICAHN

ALEXIS C. FOX

MARGARITA PALÁU-HERNÁNDEZ

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED MAY 9, 2022

BARBERRY CORP.

[●], 2022

Dear Fellow Shareholders:

We are furnishing the attached proxy statement to holders of common shares, par value $1.00 per share (the “Shares”), of The Kroger Co., an Ohio corporation (“Kroger” or the “Company”), in connection with our solicitation of proxies for use at the 2022 Annual Meeting of Shareholders of the Company scheduled to be held virtually at 11:00 a.m. Eastern time on June 23, 2022, and at any and all adjournments, continuations or postponements thereof (the “Annual Meeting”).

This solicitation is being conducted by: (i) Barberry Corp., a Delaware corporation (“Barberry”); (ii) Carl C. Icahn, a citizen of the United States of America (“Mr. Icahn” and, together with Barberry, the “Icahn Participants” or “we”); (iii) Alexis C. Fox, a citizen of the United States of America; and (iv) Margarita Paláu-Hernández, a citizen of the United States of America (collectively, the “Icahn Nominees” and, together with the Icahn Participants, the “Participants”).

The Icahn Participants beneficially own, in the aggregate, 100 Shares, representing less than 0.1% of the outstanding Shares (based upon 720,938,109 Shares stated to be outstanding as of the Record Date by the Company in its definitive proxy filed with the SEC on May 2, 2022 (“Kroger’s Proxy”)).

As more fully discussed in this Proxy Statement, we are soliciting proxies to be used at the Annual Meeting for the election of each of Alexis C. Fox and Margarita Paláu-Hernández as directors of Kroger.

THIS SOLICITATION IS BEING MADE BY BARBERRY AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF KROGER.

We urge you to elect the Icahn Nominees to the Board of Directors (the “Board”) of Kroger because, as further discussed in this Proxy Statement, we believe that the election of new members to the Board would be beneficial to the Company and its shareholders.

According to publicly available information, the current Board consists of eleven (11) directors whose terms will expire at the Annual Meeting. The Company’s Regulations, as amended June 28, 2018 (the “Regulations”), provide that the members of the Board are to be elected at each annual meeting of shareholders. Under the proxy rules, we may solicit proxies in support of the Icahn Nominees and also seek authority to vote for all of the Kroger nominees other than those Kroger nominees that we specify – [●] and [●]. This would enable a shareholder who desires to vote for up to a full complement of eleven (11) director nominees to use the GOLD proxy card to vote for the Icahn Nominees as well as the Kroger nominees for whom we are seeking authority to vote other than those nominees as to which the shareholder specifically withholds our authority to vote for.

We have determined to nominate Alexis C. Fox and Margarita Paláu-Hernández and are seeking authority to vote for up to all of the Kroger nominees, other than [●] and [●]. As a result, should a shareholder so authorize us, on the GOLD proxy card, we would cast votes for the Icahn Nominees (Alexis C. Fox and Margarita Paláu-Hernández) and nine (9) Kroger nominees. Shareholders have the ability to withhold voting authority for any or all of the Kroger nominees by following the instructions listed on the GOLD proxy card (other than [•] and [•], which are the two Kroger nominees that we proposed to replace with the Icahn Nominees).

Shareholders of Record: If your Shares are held in your own name, please authorize a proxy to vote by signing, dating and returning the enclosed GOLD proxy card using the postage-paid envelope provided.

Street Name Holders: If your Shares are held in the name of a bank, brokerage firm, dealer, trust company or other custodian, only that firm can vote such Shares and, with respect to the election of directors, only upon receipt of your specific voting instructions. Accordingly, we urge you to contact the person responsible for your account and instruct that person to execute the GOLD proxy card on your behalf. Your bank, brokerage firm, dealer, trust company or other custodian may provide for voting by Internet or telephone. Please follow the instructions provided by your bank, brokerage firm, dealer, trust company or other custodian to ensure your Shares are represented at the Annual Meeting.

If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card using the enclosed pre-paid envelope to vote to elect the Icahn Nominees. Only the latest-dated and validly executed proxy that you submit will be counted and any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section below. Holders of Shares as of the Record Date are urged to submit a GOLD proxy card even if your Shares were sold after the Record Date.

If you have any questions or require any assistance with your vote, please contact Harkins Kovler, LLC, which is assisting us, at their address, phone numbers or email address listed below. This Proxy Statement is first being sent or given to shareholders on or about [●], 2022.

Thank you for your support,

Barberry Corp.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of the Participants’ proxy materials, please contact Harkins Kovler, LLC at the phone numbers listed below or by email.

Harkins Kovler, LLC

3 Columbus Circle, 15th Floor

New York, NY 10019

Banks and Brokerage Firms Please Call Collect: (212) 468-5380

All Others Call Toll-Free: +1 (800) 980-5655

Email: KR@harkinskovler.com

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED MAY 9, 2022

2022 ANNUAL MEETING OF SHAREHOLDERS

OF

KROGER CORPORATION

1014 Vine Street

Cincinnati, Ohio 45202-1100

PROXY STATEMENT

OF

BARBERRY CORP.

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Barberry Corp., a Delaware corporation (“Barberry”), and Carl C. Icahn, a citizen of the United States of America (“Mr. Icahn” and, together with Barberry, the “Icahn Participants” and “we”), are shareholders of The Kroger Co., an Ohio corporation (“Kroger” or the “Company”).

We are writing to you in connection with our solicitation of proxies for use at the 2022 Annual Meeting of Shareholders of the Company scheduled to be held virtually at 11:00 a.m. Eastern time on June 23, 2022, and at any and all adjournments, continuations or postponements thereof (the “Annual Meeting”).

As more fully discussed in this Proxy Statement, the terms of the Company’s current directors will expire at the Annual Meeting. Under the proxy rules, we may solicit proxies in support of the Icahn Nominees and also seek authority to vote for all of the Kroger nominees other than those Kroger nominees that we specify – [●] and [●]. This would enable a shareholder who desires to vote for up to a full complement of eleven (11) director nominees to use the GOLD proxy card to vote for the Icahn Nominees as well as the Kroger nominees for whom we are seeking authority to vote other than those nominees as to which the shareholder specifically withholds our authority to vote for.

We have determined to nominate Alexis C. Fox and Margarita Paláu-Hernández and are seeking authority to vote for up to all of the Kroger nominees, other than [●] and [●]. As a result, should a shareholder so authorize us, on the GOLD proxy card, we would cast votes for the Icahn Nominees (Alexis C. Fox and Margarita Paláu-Hernández) and nine (9) Kroger nominees.

THIS PROXY SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT ON BEHALF OF THE BOARD.

We take no responsibility for the accuracy or completeness of the Company’s proxy statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company and the shareholder proposals has been taken from or is based upon documents and records from the Securities and Exchange Commission (the “SEC”) and other publicly available information.

Kroger has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting as April 25, 2022 (the “Record Date”). Shareholders of record of common shares, par value $1.00 per share (the “Shares”), at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 720,938,109 Shares of Kroger outstanding and entitled to vote at the Annual Meeting according to the Company’s proxy statement filed with the SEC on May 2, 2022. The Shares are the only class of stock entitled to vote at the Annual Meeting. As of the Record Date, the Icahn Participants beneficially owned, in the aggregate, 100 Shares, representing less than 0.1% of the outstanding Shares as of the Record Date, as further described on Annex I. We intend to vote our Shares in favor of the election of the Icahn Nominees to the Board and all of the Kroger nominees other than [●] and [●].

We urge you to sign, date and return the GOLD proxy card to elect the Icahn Nominees to the Board.

This Proxy Statement and GOLD proxy card are first being mailed or given to the Company’s shareholders on or about [●], 2022.

If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card using the enclosed pre-paid envelope to vote to elect the Icahn Nominees. Only the latest-dated and validly executed proxy that you submit will be counted and any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section below. Holders of Shares as of the Record Date are urged to submit a GOLD proxy card even if your Shares were sold after the Record Date.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section starting on page 26.

WE URGE YOU TO PROMPTLY SIGN, DATE AND RETURN YOUR GOLD PROXY CARD.

If you have any questions or require any assistance with voting your Shares, please contact our proxy solicitor, Harkins Kovler, LLC: Banks and Brokerage Firms Please Call Collect: (212) 468-5380; All Others Call Toll-Free:

+1 (800) 980-5655; Email: KR@harkinskovler.com.

IMPORTANT

Your vote is important, no matter how many Shares you own. The Participants urge you to promptly sign, date, and return the enclosed GOLD proxy card to elect the Icahn Nominees.

•

If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to Barberry c/o Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019, using the enclosed postage-paid envelope today.

•

If your Shares are held by a bank, brokerage firm, dealer, trust company or other custodian, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GOLD voting instruction form, are being forwarded to you by your bank, brokerage firm, dealer, trust company or other custodian. As a beneficial owner, you must provide voting instructions to your bank, brokerage firm, dealer, trust company or other custodian. Your bank, brokerage firm, dealer, trust company or other custodian cannot vote your Shares on your behalf without your affirmative instructions.

•

Depending upon your bank, brokerage firm, dealer, trust company or other custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting instruction form provided by such firm for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting instruction form using the enclosed postage-paid return envelope.

WE URGE YOU NOT TO RETURN ANY PROXY CARD PROVIDED BY KROGER. YOU DO NOT NEED TO (AND SHOULD NOT) VOTE “WITHHOLD” ON KROGER’S PROXY CARD TO VOTE “FOR” OUR DIRECTOR CANDIDATES. YOU SHOULD NOT VOTE “FOR” ANY OF KROGER DIRECTOR NOMINEES OR ANY OTHER MATTER ON KROGER’S WHITE PROXY CARD. IF YOU VOTE AND RETURN BOTH OUR GOLD PROXY CARD AND KROGER WHITE PROXY CARD, ONLY THE LATEST DATED PROXY CARD WILL BE COUNTED.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of the Participants’ proxy materials, please contact Harkins Kovler, LLC at the phone numbers listed below or by email.

Harkins Kovler, LLC

3 Columbus Circle, 15th Floor

New York, NY 10019

Banks and Brokerage Firms Please Call Collect: (212) 468-5380

All Others Call Toll-Free: +1 (800) 980-5655

Email: KR@harkinskovler.com

BACKGROUND OF THE SOLICITATION

Mr. Icahn and his representatives have engaged in various conversations and communications with Kroger and its representatives from time to time. The following is a chronology of the material events, including the key interactions and communications between the Participants and the Company, leading up to the filing of this Proxy Statement:

On March 4, 2022, Barberry purchased 100 Shares.

On March 25, 2022, Carl Icahn called Rodney McMullen, Chairman and Chief Executive Officer of the Company, and voiced his concerns regarding animal welfare and the use of gestation crates in pork production. During the conversation, Mr. Icahn shared his views on Kroger’s commitments with respect to those issues and indicated that he planned to nominate directors for election to the Kroger Board at its upcoming Annual Meeting to address such matters.

On March 29, 2022, Barberry, in its capacity as a record holder of Shares, sent Kroger a formal notice of its intent to nominate each of Alexis C. Fox and Margarita Paláu-Hernández, who we collectively refer to as the Icahn Nominees, as director candidates at the Annual Meeting pursuant to the requirements set forth in the Regulations. Each of Ms. Fox and Ms. Paláu-Hernández also provided a consent to being named as a director nominee in any proxy solicitation materials and to serve on the Board if elected or appointed.

Also, on March 29, 2022, Mr. Icahn sent a letter to Mr. McMullen as follows:

“Rodney,

Thank you for the candid conversation on Friday. It remains clear, however, that our perspectives concerning Kroger are very much at odds. While I would always rather have peace than war, since today is the last possible day to nominate a slate of directors, we are planning to file two impressively qualified candidates by today’s deadline. These individuals have superior knowledge and experience relating to animal welfare and other ESG weaknesses, as well as dealing with rubber stamp boards that permit egregious wage gaps which are the major cause for poor worker morale. The wage gap between the CEO and median worker at Kroger is unconscionable. Our candidates will take our concerns about deplorable animal suffering and these wage gaps (and other governance problems) at Kroger seriously and add proper oversight.

Our concerns regarding Kroger’s governance go beyond animal suffering and other terrible practices taking place at industrialized factory farms—that are supported by Kroger’s patronage. Kroger’s inaction towards creating meaningful animal welfare policies and verification methods is totally out of step with consumer desire and current legislation. The Board of Kroger is also completely tone-deaf to other growing ESG concerns, specifically that of providing a living wage to your employees. You’ve helmed a company that certainly has the gravitas to steer change, yet instead have condoned cruelty towards those who are the most defenseless.

It is not my goal to tell you how to run Kroger operationally nor make money from my small investment and proxy campaign. However, I remain very troubled by the glaring oversight of needless distress caused by your company’s policies and see an opportunity to make a difference. At this point in my career, I view it as my mission to make changes where I can by doing what I do best, in areas that I consider to be glaring injustices. Your company is conducting itself in ways which are unconscionable with regards to animal cruelty and flagrantly side-stepping financial obligations to workers who don’t make a fair wage (while you received $22.4 million dollars in 2020). What is totally reprehensible is that you managed to personally profit from the extremely high margins caused by the pandemic while at the same time reneging on your “Hero Bonus” promise to front-line workers. Heroes they are indeed, and while these workers risked their lives to keep America fed and Kroger’s business alive, the board allowed you to give yourself a staggering pay package while inexplicably removing the workers’ meager $2 dollar an hour raise. This mockery of meritocracy is the quintessential example of why capitalism and business get a bad rap and people are disillusioned with the American Dream.

Our society does not condone mistreating animals and causing unnecessary suffering and pain, which is exactly what Gestation Crates and other industrialized practices do. Having grown up on a farm yourself, I am genuinely surprised at your condoning of such torturous devices and remaining stagnant on policies seeking to innovate and improve conditions for farmed animals. You and the Kroger Board have the power to do something about this suffering but blatantly ignore it, as do you the injustices occurring to your workers. Instead of issuing stronger animal welfare policies and supply chain and compensation oversight, Kroger’s top management and directors are failing to provide decent pay to workers in a company that can afford to give its CEO $22 million dollars per year (and the other perks it bestows to its top management).

What has happened at Kroger with the issues of animal welfare and employee wages is an affront to the basic fibers of our society—that of decency and dignity. Your Board of Directors has created an unnecessary situation, placing your company at risk, by rubber stamping unethical policies as well as breaking promises they made to frontline workers during the pandemic.

Even in a hard-nosed capitalistic system like ours, it is obscene that a CEO makes 900 times what workers earn. It is truly difficult to point to anything comparable, even when considering the grave injustices in the early days of the Industrial Revolution. At Kroger, amazingly, it will take an average worker 20 years to make what the CEO earns in one week. In my 40 years of being an activist, I have never seen anything like this.

Just to reference a recent New York Times article, many of your loyal employees—those who have worked at your company for years—are “strapped for cash,” as single mother Ashley Manning puts it. Other employees say they are homeless, on food stamps or need to subsidize their earnings by donating plasma.

This mistreatment of your employees, coupled with Kroger’s pathetic approach to animal welfare, render me mystified as to how any board member can allow such brazen indignities. Kroger has turned a blind eye to both human and animal suffering. Where has the board been?

Sincerely,

Carl Icahn”

On April 13, 2022, Ms. Fox and Ms. Paláu-Hernández participated in virtual interviews with Mr. McMullen and members of the Corporate Governance Committee of Kroger’s Board of Directors.

According to Kroger’s Proxy, on April 15, 2022, Kroger’s Corporate Governance Committee met and discussed the background and experience of the Icahn Group’s nominees while taking into account the Company’s criteria for evaluating nominations of candidates for election to the Board as well as the background, skills and experience of the Company’s nominees for election to the Board and determined not to recommend that either of the Icahn Group’s nominees be included in the Company’s slate of director nominees at the Annual Meeting.

On April 19, 2022, the Company filed its preliminary proxy statement with the SEC.

On May 2, 2022, the Company filed its definitive proxy statement with the SEC.

On May 9, 2022, the Participants filed their preliminary proxy statement with the SEC.

WE STRONGLY RECOMMEND A VOTE “FOR” THE ELECTION OF THE ICAHN NOMINEES.

REASONS FOR OUR SOLICITATION

We are soliciting your support to elect the Icahn Nominees at the 2022 Annual Meeting because we believe that Kroger’s current Board of Directors (the “Board”) has not fulfilled its duty to shareholders to protect their interests with respect to the Company’s mistreatment of its employees and its hollow commitments to environmental, social and governance (“ESG”) practices. According to Kroger’s proxy, “the Kroger family of companies is committed to protecting people and our planet by advancing positive change in our company and our communities.” Kroger’s Board and management team should live up to this commitment by addressing the unacceptably low wages of the Company’s frontline workers and the mistreatment of animals in its supply chain, amongst other areas of sustainability shortfalls. We believe that new directors are needed to help Kroger’s Board focus on implementing a credible ESG agenda including sound compensation, improved animal welfare and sustainability to restore Kroger’s credibility with stakeholders and to prevent the Company from further putting shareholder value at future risk.

The Board’s inability to uphold important commitments made to Kroger’s employees, shareholders and customers demonstrates a serious governance failure, in our view. While Kroger profited from extremely high margins during the COVID-19 pandemic, the Company failed to fulfill its “Hero Bonus” promise made to its front-line workers. According to Kroger’s proxy, CEO McMullen had an annual total compensation of $18,168,730 for 2021, while the total annual compensation of Kroger’s median worker was $26,763 for 2021. If the Company could afford to pay its CEO over $18 million last year, how is it unable to fulfill its promise to pay front-line workers an additional $2 per hour while they were risking their lives working for Kroger during the pandemic?

In addition to improving the lives of its workers, we believe that Kroger has an opportunity as the leading U.S. grocer to prioritize important and historically overlooked ESG issues such as animal welfare. The Company can help reverse the needless suffering and pain caused by the mistreatment of farmed animals in its supply chain by taking various actions. Kroger purchases pork from suppliers that utilize gestation stalls or crates, which are metal enclosures, typically 7 feet long and 2 feet wide, in which a breeding or pregnant sow is confined for much of her adult life in many industrialized farms. These enclosures immobilize sows to the degree that they cannot turn around or walk. Kroger refers to itself as “America’s grocer” and as such, we believe that Kroger can be an ESG leader by mandating improved standards of care and husbandry practices of the animals in its supply chain and requiring that its pork is sourced from suppliers that do not use gestation crates whatsoever.

In our view, Kroger needs to include independent individuals that can enhance and drive the Company’s commitments to ESG practices forward because the current Board has historically failed to do so, putting shareholder value at risk. We strongly believe that our diverse nominees would hold the Company accountable by helping leadership fulfill its promises and seize the opportunity for Kroger to be an ESG leader. We encourage you to vote “FOR” the Icahn Nominees, who have extensive experience in various ESG matters, including sustainability, corporate governance and animal welfare. Each of the Icahn Nominees recognizes that as a member of the Board each of them will owe fiduciary duties to all of the Company’s stockholders. Our nominees are:

Alexis C. Fox

Alexis C. Fox is dedicated to fixing the broken food system. To that end, she has worked for over twenty years, including as an attorney, a political leader and an entrepreneur, to usher in the future of food. Ms. Fox has been featured in Forbes, the Boston Globe and other national media, and is recognized as an international expert and speaker on the future of food. Further, Ms. Fox has extensive experience building consumer-facing, data-driven technology that helps individuals make food related decisions.

Margarita Paláu-Hernández

Margarita Paláu-Hernández has extensive experience in business and real estate matters as well as experience as a public company board member. Ms. Paláu-Hernández is a founder and the Chief Executive Officer of Hernández Ventures, a privately held enterprise involved in Spanish media, business and real estate ventures (since November 1988). Ms. Paláu-Hernández is also actively involved in numerous philanthropic and community-based organizations.

WE STRONGLY RECOMMEND A VOTE “FOR” THE ELECTION OF THE ICAHN NOMINEES.

If you have any questions or require any assistance with voting your Shares, please contact our proxy solicitor, Harkins Kovler, LLC: Banks and Brokerage Firms Please Call Collect: (212) 468-5380; All Others Call Toll-Free: +1 (800) 980-5655; Email: KR@harkinskovler.com.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal 1: Election of the Icahn Nominees

The Board of the Company currently consists of eleven (11) directors. Directors hold office until the Company’s next annual meeting following their election or until their successors are elected and qualified, unless prior to that time they have resigned, retired or otherwise left office. On March 29, 2022, we gave notice to the Company of our intention to nominate the Icahn Nominees to serve as directors of the Company.

Kroger is proposing that eleven (11) directors be elected at the Annual Meeting. Under the proxy rules, we may solicit proxies in support of the Icahn Nominees and also seek authority to vote for all of the Kroger nominees other than those Kroger nominees that we specify – [●] and [●]. This would enable a shareholder who desires to vote for up to a full complement of eleven (11) director nominees to use the GOLD proxy card to vote for the Icahn Nominees as well as the Kroger nominees for whom we are seeking authority to vote other than those nominees as to which the shareholder specifically withholds our authority to vote for.

We have determined to nominate Alexis C. Fox and Margarita Paláu-Hernández and are seeking authority to vote for up to all of the Kroger nominees, other than [●] and [●]. As a result, should a shareholder so authorize us, on the GOLD proxy card, we would cast votes for the Icahn Nominees (Alexis C. Fox and Margarita Paláu-Hernández) and nine (9) Kroger nominees. If elected, the Icahn Nominees will constitute a minority on the Board, and there can be no guarantee that our nominees will be able to implement the actions that they believe are necessary to cause the Company to make substantial progress with respect to the treatment of its workers, animal welfare and other ESG matters.

Each of the Icahn Nominees has consented to being named a nominee in this Proxy Statement and has confirmed his willingness to serve on the Board if elected. The Icahn Participants do not expect that any of the Icahn Nominees will be unable to stand for election, but in the event that a vacancy in the slate of Icahn Nominees should occur unexpectedly because any Icahn Nominee is unable to serve on the Board or for good cause will not serve on the Board, the Shares represented by the GOLD proxy card will be voted for a substitute candidate selected by the Icahn Participants, to the extent this is not prohibited under the Regulations and applicable law, in each case in light of the specific facts and circumstances surrounding such substitution. Should the Icahn Participants determine that it is necessary to add nominees in accordance with the Regulations and applicable law, whether because the Company expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, Barberry will supplement this Proxy Statement.

Directors will be elected by a plurality of the Shares represented virtually or by proxy and entitled to vote on the election of directors, meaning that the eleven (11) nominees receiving the most votes for their election will be elected. Abstentions and broker non-votes, if any, will have no effect on the result of this vote.

Biographical Information Regarding the Icahn Nominees

The following information concerning the age, principal occupation and business experience during the last five years, and current public directorships of each of the Icahn Nominees has been furnished to the Participants by each of the Icahn Nominees.

Alexis C. Fox, age 41, is the co-founder of Lighter, Inc., an intelligent, personalized meal planning and tracking technology that bridges the gap between advice and action. Ms. Fox co-founded Lighter, Inc. in November 2014 and served as its Chief Executive Officer from November 2014 through May 2020. From January 2012 to January 2015, Ms. Fox was an Adjunct Professor of Leadership at Emerson College. From 2010 to January 2015, Ms. Fox was the State Director of Massachusetts for The Humane Society of the United States. She has served on the Board of Directors of Mercy for Animals since September 2018, where she sits on the compensation committee and is the Chair of the audit committee. Ms. Fox is also on the Board of Directors of Balanced.org since February 2017. Ms. Fox holds a BA in Global Environmental Politics from Bates College and a JD from Lewis & Clark Law School. She was also visiting fellow at the Georgetown University Law Center. Ms. Fox is dedicated to fixing the broken food system. To that end, she has worked for over twenty years, including as an attorney, a political leader and an entrepreneur, to usher in the future of food. Ms. Fox has been featured in Forbes, the Boston Globe and other national media, and is recognized as an international expert and speaker on the future of food. Further, Ms. Fox has extensive experience building consumer-facing, data-driven technology that helps individuals make food related decisions. Ms. Fox’s business address is 625 Massachusetts Ave. #2, Cambridge, MA 02139. Ms. Fox does not own, and has not owned during the past two years, directly or indirectly, beneficially or of record, any class of securities of the Company, including the Shares.

Director Qualifications: Ms. Fox’s extensive experience with all aspects of the food industry as well as her entrepreneur and leadership experience, make her well qualified to serve on the Board.

Margarita Paláu-Hernández, age 64, is a founder and the Chief Executive Officer of Hernández Ventures, a privately held enterprise involved in Spanish media, business and real estate ventures (since November 1988). In September of 2018, Ms. Paláu-Hernández was nominated by President Donald J. Trump as a Representative of the United States of America to the 73rd Session of the General Assembly of the United Nations, with the rank of Ambassador, which she held until 2019. From September 1985 to 1988, Ms. Paláu-Hernández was an attorney with the law firm of McCutcheon, Black, Verleger & Shea where she focused on domestic and international business and real estate transactions. Ms. Paláu-Hernández was previously a Director for Herbalife Nutrition from 2018 to 2021 and a Director for ALJ Regional Holdings, Inc. from November 2015 to 2019. Ms. Paláu-Hernández is currently a Director with Occidental Petroleum Corporation (since 2020), Xerox (since 2021), Conduent Incorporated (since 2019), and Apartment Income REIT Corp (since 2021). Ms. Paláu-Hernández holds a bachelor’s degree from the University of San Diego and a JD from UCLA School of Law. In addition to her professional responsibilities, Ms. Paláu-Hernández serves as Chair of the Yale School of Management Council of Global Advisors, an ex-officio Board Member of the Yale School of Management Board of Advisors, Chair of the Smithsonian National Latino Board, and Vice Chair of the Board of Trustees of the National Museum of the American Latino at the Smithsonian. Ms. Paláu-Hernández also serves on the Ronald Reagan UCLA Medical Center Board of Advisors and is a founding Board Member of UCLA Law Women L.E.A.D. Ms. Paláu-Hernández previously served as a Board Member and is currently a Trustee Emeritus of UCLA School of Law Board of Advisors and the University of San Diego Board of Trustees. Ms. Paláu-Hernández’s business address is 300 Los Altos Drive, Pasadena, CA 91105. Ms. Paláu-Hernández does not own, and has not owned during the past two years, directly or indirectly, beneficially or of record, any class of securities of the Company, including the Shares.

Director Qualifications: Ms. Paláu-Hernández has extensive legal and directorship experience, which make her well qualified to serve on the Board.

Nominee Agreements

Except for the nominee agreements described below, there are no understandings or arrangements between any of the Icahn Nominees or any other person pursuant to which the nominations are to be made by the Participants. Pursuant to nominee agreements entered into by each of the Icahn Nominees with Barberry, Barberry has agreed to indemnify such Icahn Nominee with respect to all losses, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including reasonable attorneys’ fees, costs, expenses and disbursements incurred by such Icahn Nominee) in connection with (i) the proxy contest relating to the Annual Meeting or a special meeting called for the election of directors or (ii) such Icahn Nominee being called to testify or give a deposition in any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof, relating solely to such nominee’s role as a nominee for director of Kroger (whether or not such Icahn Nominee is a party or is threatened to be made a party to such proceeding). Such indemnification provisions of the nominee agreements cover a nominee’s service as a nominee and not, if elected, as a director of the Company. None of Icahn Nominees are entitled to the payment of any fees from any of the Icahn Participants in respect of such nominee agreeing to serve as an Icahn Nominee. Additional information concerning the Icahn Nominees is set forth in Annex I to this Proxy Statement.

Interests of the Icahn Nominees

If elected, each Icahn Nominee would receive such directors’ fees as may be payable by the Company in accordance with its practice at the time and, as a result, the Icahn Nominees may be deemed to have an interest in their nominations for election to the Board. The Participants expect that the Icahn Nominees, if elected, will be indemnified for service as directors of Kroger to the same extent indemnification is provided to the current directors of Kroger under its Amended Articles of Incorporation, effective as of June 25, 2015, and the Regulations and that such individuals would be covered by any policy of insurance under which Kroger insures its directors and officers.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal 2: Approval of the Company’s Executive Compensation, on an Advisory Basis

Based on information contained in Kroger’s Proxy, it is expected that at the Annual Meeting the shareholders will be asked to adopt the advisory resolution approving the Company’s executive compensation program for the Company’s named executive officers as described in Kroger’s Proxy. Proposal 2, which is known as a “say-on-pay” proposal, allows the Company’s shareholders to express their views on the compensation paid to Kroger named executive officers. Due to our belief that the Company’s management and Board have failed to follow through on their commitments relating to the use of gestation crates and our concerns regarding the Company’s increasing executive compensation when compared to what it pays it workers, we recommend that you vote “AGAINST” the Company’s “say-on-pay” proposal.

Based on Kroger’s Proxy, the approval of Proposal 2 on an advisory basis requires the affirmative vote of a majority of the Shares represented and voting at the Annual Meeting. Based on Kroger’s Proxy, abstentions and broker non-votes, if any, will have no effect on the result of this vote.

WE RECOMMEND A VOTE “AGAINST” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, ON AN ADVISORY BASIS.

Proposal 3: Ratification of Selection of the Company’s Independent Auditor for Fiscal Year 2022

Based on information contained in Kroger’s Proxy, it is expected that at the Annual Meeting the shareholders will be asked to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022. The Company’s Audit & Finance Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit its consolidated financial statements for the year ending December 31, 2022, including the audit of Kroger internal control over financial reporting.

Based on Kroger’s Proxy, the approval of Proposal 3 on an advisory basis requires the affirmative vote of a majority of the Shares represented and voting at the Annual Meeting. Based on Kroger’s Proxy, abstentions and broker non-votes, if any, will have no effect on the result of this vote.

WE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2022.

Proposal 4: Approval of Additional Shares Under the 2019 Long-Term Incentive Plan

Based on information contained in Kroger’s Proxy, it is expected that at the Annual Meeting the shareholders will be asked to approve additional shares under the 2019 Long-Term Incentive Plan (the “2019 Plan”). Based on Kroger’s Proxy, the Company’s shareholders are being asked to vote to approve the Amended and Restated Kroger 2019 Long-Term Incentive Plan (the “Amended Plan”).

According to Kroger’s Proxy, Kroger’s Board is recommending that its shareholders approve the Amended Plan. Based on the information in Kroger’s Proxy, the Amended Plan was adopted, subject to shareholder approval, by the Board of Directors on April 18, 2022, upon the recommendation of the Company’s Compensation and Talent Development Committee (the “Compensation Committee”). If approved by the Company’s shareholders, the Amended Plan will increase the number of shares authorized for issuance under the plan by 46,314,000 shares to 59,997,931. The increase in the shares reserved for issuance is the only modification contemplated by the Amended Plan and all other terms and conditions of the Plan are proposed to remain unchanged.

Based on Kroger’s Proxy, the 2019 Plan has 13,683,931 shares available for grant as of April 1, 2022. The Company believes that increasing the share reserve is critical for it to meet its estimated near-term equity compensation needs. Because we believe that the Company’s executive compensation, including its equity awards to executives, is excessively lucrative, particularly when compared to the compensation paid by Kroger to its workers, we recommend a vote “AGAINST” the approval of the additional shares under the 2019 Plan.

Based on Kroger’s Proxy, the approval of Proposal 4 on an advisory basis requires the affirmative vote of a majority of the Shares represented and voting at the Annual Meeting. Based on Kroger’s Proxy, abstentions and broker non-votes, if any, will have no effect on the result of this vote.

WE RECOMMEND A VOTE “AGAINST” THE APPROVAL OF ADDITIONAL SHARES UNDER THE 2019 PLAN.

SHAREHOLDER PROPOSALS

Based on information contained in Kroger’s Proxy, Proposals 5 – 8 are shareholder proposals that were submitted by Kroger’s shareholders and the text of the shareholder proposals and supporting statements appear in Kroger’s Proxy exactly as received from the proponent(s) unless otherwise noted. Kroger’s Proxy notes that all of the statements contained in the shareholder proposals and supporting statements are the sole responsibility of the proponents. Each shareholder proposal is required to be voted on at the Company’s 2022 Annual Shareholders’ Meeting only if properly presented. Accordingly, we have provided information with respect to the shareholder proposals in the same form as such proposals are set forth in Kroger’s Proxy.

As noted below, we recommend a vote “FOR” the advisory votes on the shareholder proposals set forth below as Proposals 5 – 8. We believe that each of the shareholder proposals would facilitate increased disclosure and transparency to Kroger’s shareholders, including relating to ESG matters, and would further Kroger’s corporate governance objectives.

While the Participants intend to support the shareholder proposals that are set forth below as Proposals 5 – 8, the Participants are not acting in conjunction with any such shareholder. There are no agreements, understandings or relationships between any of the Participants and any of the proponents of any of the shareholder proposals. Except as set forth in this Proxy Statement (including the Annexes), the Participants are not the members of a “group” (as such term is used in Rule 13d-5 of the Exchange Act) or otherwise acting in concert with any other person.

Proposal 5: Shareholder Proposal – Recyclability of Packaging

The following content of the following shareholder proposal is the responsibility of the proponent of such proposal. We do not accept any responsibility for the content of such proposal and are merely describing the proposal based upon information provided by the Company in its proxy statement.

Based on Kroger’s Proxy, one shareholder of the Company, the name and shareholdings of such shareholder will be furnished promptly to any shareholder upon written or oral request to Kroger’s Secretary at Kroger’s executive offices, has notified the Company that it intends to propose the following resolution at the Annual Meeting:

“WHEREAS: The growing plastic pollution crisis poses increasing risks to our company. Corporations using plastic packaging could collectively face an annual financial risk of approximately $100 billion should governments require them to cover the waste management costs of the packaging they use, a policy that is increasingly being enacted around the globe.1

Pew Charitable Trusts released a groundbreaking study, Breaking the Plastic Wave (Pew Report), concluding that if all current industry and government commitments were met, ocean plastic deposition would be reduced by only 7%. Without immediate and sustained new commitments throughout the plastics value chain, annual flows of plastic into oceans could nearly triple by 2040.

The Pew report also finds that improved recycling must be coupled with reductions in use, materials redesign, and substitution. It concludes that plastic demand should be reduced by at least 1/3, stating that reducing plastic production is the most attractive solution from environmental, economic, and social perspectives.

The European Union has already banned 10 single-use plastic products commonly found in ocean cleanups and enacted a $1/kg tax on non-recycled plastic packaging waste.

[1]	https://www.pewtrusts.org/-/media/assets/2020/07/breakingtheplasticwave_report.pdf

More than 250 companies have committed to take a variety of actions to reduce plastic pollution through the Ellen MacArthur Foundation Global Commitment. Some brand signatory companies appear to have reached “peak plastic” and set absolute virgin plastic reduction goals projected to result in a 19% reduction in total plastic use by 2025. Kroger is notably absent from this historic corporate coordination and has no virgin plastic reduction goal.

Global commitment signatory Unilever has taken the most significant corporate action to date, agreeing to cut virgin plastic packaging by 50% by 2025, including absolute elimination of 100,000 tons of plastic packaging. At least seventeen other publicly traded consumer goods companies have virgin plastic reduction goals, including Procter & Gamble, Colgate-Palmolive, Nestlé, and Target.2

Kroger has received a score of “D” in two consecutive reports by As You Sow on plastic packaging solutions, demonstrating the company lags its peers.

Our company could avoid regulatory, environmental, and competitive risks, and keep up with peers by undertaking additional actions to reduce plastic pollution from its products, including, for example, decoupling business growth from its consumption of virgin plastics.

RESOLVED: Shareholders request that the Kroger Board issue a report, at reasonable expense and excluding proprietary information, describing how the company could reduce its plastics use in alignment with the 1/3 reduction findings of the Pew Report, or other authoritative sources, to reduce its contribution to ocean plastics pollution.

SUPPORTING STATEMENT: The report should, at Board discretion:

•	Evaluate the benefits of dramatically reducing the amount of plastics used in our packaging;

•	Assess and disclose the reputational, financial, and operational risks associated with continuing to use substantial amounts of plastic packaging despite the global plastic pollution problem; and

•	Describe any necessary reduction strategies or goals, materials redesign, transition to reusables goals, substitution, or reductions in use of virgin plastic.”

Based on Kroger’s Proxy, the approval of Proposal 5 on an advisory basis requires the affirmative vote of a majority of the Shares represented and voting at the Annual Meeting. Based on Kroger’s Proxy, abstentions and broker non-votes, if any, will have no effect on the result of this vote.

WE RECOMMEND A VOTE “FOR” THE SHAREHOLDER PROPOSAL RELATING TO THE RECYCLABILITY OF PACKAGING.

[2]	https://www.asyousow.org/report-page/plastic-pollution-scorecard-2021/

Proposal 6: Shareholder Proposal – Report on Protection of Farmworkers

The following content of the following shareholder proposal is the responsibility of the proponent of such proposal. We do not accept any responsibility for the content of such proposal and are merely describing the proposal based upon information provided by the Company in its proxy statement.

Based on Kroger’s Proxy, two shareholders of the Company, the name and shareholdings of each such shareholder will be furnished promptly to any shareholder upon written or oral request to Kroger’s Secretary at Kroger’s executive offices, has notified the Company that it intends to propose the following resolution at the Annual Meeting:

“WHEREAS: The pandemic has disproportionately harmed farmworkers3 and exacerbated existing risks of human rights violations in agriculture, including slavery,4 sexual assault,5 and unsafe working conditions (including climate change induced heat exhaustion6). For example, in October 2021, U.S. Customs and Border Protection (CBP) banned imports of tomatoes from certain Mexican farms with indications of forced labor, possibly Kroger suppliers.7 In November 2021, U.S. prosecutors indicated 24 defendants for a forced labor conspiracy involving over 70,000 farmworkers.8

Kroger claims to address human rights risks through a Supplier Code of Conduct and “social compliance audits” by two auditors, SGS and UL.9 Both have weak track records, such as approval of factories that subsequently collapsed10 or burned down,11 resulting in deaths.

CBP itself published guidance noting traditional social audits are “ineffective at identifying and reducing forced labor” in supply chains, instead recommending “worker-driven solutions” including “the Fair Food Program” (FFP).12

[3]	https://www.cidrap.umn.edu/news-perspective/2021/09/study-farmworkers-4-times-risk-covid-19
[4]	https://polarisproject.org/wp-content/uploads/2021/06/Polaris_Labor_Exploitation_and_Trafficking_of_Agricultural_Workers_During_the_Pandemic.pdf
[5]	https://www.theatlantic.com/business/archive/2018/01/agricultire-sexual-harassment/550109
[6]	https://www.bloomberg.com/news/articles/2021-08-12/farmworkers-overheat-on-frontlines-of-climate-change
[7]

https://www.cbp.gov/newsroom/national-media-release/cbp-issues-withhold-release-order-tomatoes-produced-farm-mexico; https://www.latimes.com/california/story/2021-12-31/u-s-blocks-tomato-shipments-from-mexican-farms-accused-of-abusing-workers

[8]	https://ciw-online.org/blog/2021/11/breaking-u-s-doj-busts-sprawling-modern-day-slavery-operation-in-fields-of-south-georgia/
[9]	https://www.thekrogerco.com/wp-content/uploads/2017/09/faqs.pdf
[10]	https://cleanclothes.org/file-repository/figleaf-for-fashion.pdf
[11]	https://www.tandfonline.com/doi/full/10.1080/14747731.2017.1304008
[12]	https://www.cbp.gov/sites/default/files/assets/documents/2021-Aug/CBP%202021%20VTW%20FAQs%20%28Forced%20Labor%29.pdf

Yet Kroger is an outlier — compared to peers like Walmart, Whole Foods, Ahold, Fresh Market, and Trader Joe’s — in not having joined the FFP. The FFP enforces COVID-19 safety protocols,13 heat stress protections,14 and a zero-tolerance policy for forced labor and sexual assault,15 through worker-centered audit and complaint mechanisms backed by mandatory market consequences. It is the recognized “gold standard” for monitoring human rights in supply chains,16 lauded by the United Nations,17 the Obama-Biden administration,18 and others.19

In May 2021, Kroger adopted a Statement on Human Rights that relies on social audits, worker surveys, and limited impact assessments.20 Failing to join the FFP may nevertheless allow legal,21 reputational, and supply chain risks to persist.

RESOLVED: Shareholders request the Board issue a report, at reasonable cost and omitting proprietary information, addressing the extent to which, during the pandemic, Kroger’s Statement on Human Rights (“Statement”) has effectively protected farmworkers in its North American supply chain from human rights violations, including forced labor, sexual assault, heat exhaustion, and COVID-19. This report should detail any mechanisms similar to the Fair Food Program, including:

•

Whether Kroger has required its North American produce suppliers (“Suppliers”) to implement COVID-19 worker safety and heat stress prevention protocols (“Safety Protocols”), and, if so, the content of those Safety Protocols;

•	The number of times Kroger suspended a Supplier for violating the Statement or Safety Protocols, and the specific grounds for each such suspension;

•

A list of the total number of Supplier locations purchased from, how often Kroger social compliance audits were conducted on-site at each such location, and the number of farmworkers personally interviewed there by the auditor;

•

Whether Kroger ensured its Suppliers’ farmworkers had access to a third-party grievance mechanism, with the authority to order a remedy, for reporting Statement or Safety Protocol violations, and, if so, the required procedures, number of such grievances filed, and outcomes of all such grievances.”

Based on Kroger’s Proxy, the approval of Proposal 6 on an advisory basis requires the affirmative vote of a majority of the Shares represented and voting at the Annual Meeting. Based on Kroger’s Proxy, abstentions and broker non-votes, if any, will have no effect on the result of this vote.

WE RECOMMEND A VOTE “FOR” THE SHAREHOLDER PROPOSAL RELATING TO THE REPORT ON THE PROTECTION OF FARMWORKERS.

[13]	https://www.nytimes.com/live/2021/01/05/dining/food-industry-coronavirus
[14]	https://naplesnews.com/story/news/environment/2021/09/03/coalition-immokalee-farmworkers-protects-workers-rising-temperatures-climate-change/5699013001/
[15]	https://www.fairfoodprogram.org/wp-content/uploads/2021/11/Attachable-Size-SOTP-2021-Report.pdf
[16]	https://www.msi-integrity.org/wp-content/uploads/2020/07/MSI_Not_Fit_For_Purpose_FORWEBSITE.FINAL_.pdf
[17]	https://www.ohchr.org/Documents/Issues/Business/UNGPs10/Stocktaking-reader-friendly.pdf
[18]	https://www.news-press.com/story/news/local/amy-williams/2015/01/30.coalition-i,,okalee-workers-gets-presidential-medal/22623915/
[19]	https://www.fairfoodprogram.org/recognition
[20]	https://www.thekrogerco.com/wp-content/uploads/2021/05/Kroger-Statement-on-Human-Rights.pdf
[21]	https://static1.squarespace.com/static/5810dda3e3df28ce37b58357/t/6181623e5f967e246dd8c416/1635869247075/RFA+and+Hershey+Press+Release+FINAL+no+logo.docx.pdf

Proposal 7: Shareholder Proposal – Report on Elimination of HFCs

The following content of the following shareholder proposal is the responsibility of the proponent of such proposal. We do not accept any responsibility for the content of such proposal and are merely describing the proposal based upon information provided by the Company in its proxy statement.

Based on Kroger’s Proxy, one shareholder of the Company, the name and shareholdings of such shareholder will be furnished promptly to any shareholder upon written or oral request to Kroger’s Secretary at Kroger’s executive offices, has notified the Company that it intends to propose the following resolution at the Annual Meeting:

“WHEREAS: Hydrofluorcarbons (HFCs) are potent greenhouse gases, with a high global warming potential (GWP) making them hundreds to thousands of times more potent that carbon dioxide (CO2) in contributing to climate change per unit of mass. Refrigeration systems utilized by Kroger contain HFCs. The Company’s reporting indicates refrigerant emissions may account for 63% of its Scope 1 emissions.

Kroger has taken steps to reduce refrigerant leakage in its stores. However, refrigerant emissions cannot be eliminated by reducing leaks alone. As long as companies continue to utilize HFCs, there is reason to believe that their production, usage and ultimate disposal will continue to release HFCs to the environment. That is why Kroger’s peers are moving to refrigerants with much lower GWP.

The potential impact on reducing climate change is profound. A recent U.N. report estimates that phasing down HFCs globally will reduce their future warming impact from 0.5° C to less than 0.1° C.22 In fact, scientists have found we must accelerate the global phasedown of HFCs in order to achieve the goal of limiting global warming to 1.5° C.23

The Board of Consumer Goods Forum (CGF), a group of major consumer goods retailers and manufacturers of which Kroger is a member, approved a 2016 resolution to mobilize resources towards transitioning away from HFCs. The resolution stated that member companies committed to “install new equipment that utilize only natural refrigerants or alternative ultra-low GWP refrigerants effective immediately.”24 The CGF defined “ultra-low GWP” as less than 150. The resolution promised individual targets and action plans toward implementation.

Kroger’s 2021 ESG report does not reference any strategy for adopting ultra-low GWP technologies. Instead, Kroger’s report specifies GWPs of “1,500 or less.”25

Kroger lags peers such as ALDI US, which has installed ultra-low GWP refrigeration systems in over 420 stores, and in all new self-contained equipment.26 Target and Whole Foods have also adopted ultra-low GWP technologies more widely than Kroger.27 Negative media attention on HFCs is increasing,28 while peer companies receive a reputational boost.29

[22]	SAP-2018-Assessment-report.pdf_(unep.org)
[23]	https://www.ipcc.ch/sr15/
[24]	CGF Refrigerant Resolution #2: https://www.theconsumergoodsforum.com/wp-content/uploads/2017/11/2018-CGF-Resolutions-and-Commitments.pdf
[25]	https://thekrogerco.com/wp-content/uploads/2021/07/Kroger-2021-ESG-Report.pdf
[26]	https://hydrocarbons21.com/articles/10105/aldi_us_testing_all_propane_stores_in_addition_to_transcritical_co2
[27]	https://climatefriendlysupermarkets.org/scorecard
[28]	https://www.washingtonpost.com/climate-environment/2021/02/15/these-gases-your-grocerys-freezer-are-fueling-climate-change-biden-wants-fix-that/
[29]	https://corporate.aldi.us/fileadmin/fm-dam/newsroom/Press_Releases/ALDI_GreenChill_Press_Release.pdf

Proactive adoption of ultra-low GWP technologies would not only reduce Scope 1 emissions but may ultimately be more cost-effective, since trends in Europe indicate HFC prices may rise by up to 1300%.

RESOLVED: Shareholders request that Kroger issue a report, at reasonable cost and omitting proprietary information, describing how it can adopt strategies above and beyond legal compliance to curtail the predominant source of its operational (Scope 1) GHG emissions, by deploying the best available technological options for eliminating the use of hydrofluorocarbons (HFCs) in refrigeration. The report should describe the extent to which the Company will act consistent with the Consumer Goods Forum commitments on ultra-low GWP refrigerants, including any related capital spending commitments, or explain why the Company is not acting consistent with those commitments.”

Based on Kroger’s Proxy, the approval of Proposal 7 on an advisory basis requires the affirmative vote of a majority of the Shares represented and voting at the Annual Meeting. Based on Kroger’s Proxy, abstentions and broker non-votes, if any, will have no effect on the result of this vote.

WE RECOMMEND A VOTE “FOR” THE SHAREHOLDER PROPOSAL RELATING TO THE REPORT ON THE ELIMINATION OF HFCs.

Proposal 8: Shareholder Proposal – Report on Workforce Strategy

The following content of the following shareholder proposal is the responsibility of the proponent of such proposal. We do not accept any responsibility for the content of such proposal and are merely describing the proposal based upon information provided by the Company in its proxy statement.

Based on Kroger’s Proxy, two shareholders of the Company, the name and shareholdings of each such shareholder will be furnished promptly to any shareholder upon written or oral request to Kroger’s Secretary at Kroger’s executive offices, has notified the Company that it intends to propose the following resolution at the Annual Meeting:

“RESOLVED: Shareholders of The Kroger Co. ask the Board of Directors to analyze and report on the risks of increasing labor market pressures to its business plan. The report should address to what extent the Company’s workforce strategy includes competitive wage, benefit, and safety conditions for all its associates across all racial and gender demographics.

WHEREAS: As countries recover from the Covid-19 pandemic, America’s labor-force participation rate remains below pre-pandemic levels.30 In 2021, the U.S. Bureau of Labor Statistics recorded historic numbers of job openings,31 and studies are showing that most turnover is in low-wage jobs.32

Experts say that employment conditions, including low wages and insufficient benefits, are key factors driving the low participation rates. A report from Mercer33 reveals that “frontline workers, low wage, minority and lower-level employees are more likely to be looking to leave — at rates significantly higher than historical norms.” The impact of poor labor conditions is felt especially by workers of color: nearly half of black workers are concentrated in healthcare, retail, and accommodation and food service industries, primarily in lower-paying service roles rather than professional roles.34

Labor shortages are influencing a dynamic policy debate at the federal, state, and local levels regarding their minimum wage regulations. There has been public support for the proposed Raise the Wage Act which would help eliminate poverty-level wages by raising the national minimum wage to $15 an hour and positively impact approximately 4.7 million retail workers.35 A large number of retailers have already raised their minimum wage above legal minimums36.

CEO, Rodney McMullen, said staff shortage and “finding talented people” is one of Kroger’s biggest challenges with over 20,000 job openings37. While the company raised wages and expanded benefits for

[30]	https://www.brookings.edu/blog/up-front/2021/12/14/labor-market-exits-and-entrances-are-elevated-who-is-coming-back/
[31]	https://www.bls.gov/news.release/jolts.nr0.html
[32]	https://www.nytimes.com/2022/01/04/business/economy/job-openings-coronavirus.html
[33]	https://www.mercer.us/content/dam/mercer/attachments/private/us-2021-inside-employees-minds-report.pdf
[34]	https://www.mckinsey.com/featured-insights/diversity-and-inclusion/the-economic-state-of-black-america-what-is-and-what-could-be
[35]	https://www.epi.org/publication/raising-the-federal-minimum-wage-to-15-by-2025-would-lift-the-pay-of-32-million-workers/
[36]	https://www.yahoo.com/news/retail-chains-increased-minimum-wage-105832606.html
[37]	https://www.cnbc.com/2021/09/14/kroger-ceo-says-hiring-is-a-big-challenge-as-it-teams-up-with-instacart.html associates in 2021, Kroger’s average hourly wage is only $15.50,38 with no disclosure of the number, or demographics, of associates earning at or above this amount. This puts the company behind an increasing number of retailer peers who have raised their starting wages to at least $15 an hour.39 The 2021 total compensation of Kroger’s median associate was $24,617.40 The Economic Policy Institute found that a single adult without children needs at least $31,200 to achieve a modest but secure standard of living.41 Additionally, Kroger is cited as one of the top employers of Medicaid and Supplemental Nutrition Assistance Program enrollees,42 and a recent report found “more than two-thirds of Kroger workers struggle to afford food, housing or other basic needs due to low wages and part-time work schedules.”43

Paying a living wage has shown benefits for both businesses and employees, including higher average profits, organizational growth, reduced turnover and lower poverty rates among workers. Investors seek further clarity on how the company is assessing and responding to the evolving regulatory and competitive landscape to sustain long-term growth, and consumer and public trust.”

Based on Kroger’s Proxy, the approval of Proposal 8 on an advisory basis requires the affirmative vote of a majority of the Shares represented and voting at the Annual Meeting. Based on Kroger’s Proxy, abstentions and broker non-votes, if any, will have no effect on the result of this vote.

WE RECOMMEND A VOTE “FOR” THE SHAREHOLDER PROPOSAL RELATING TO THE REPORT ON WORKFORCE STRATEGY.

[38]	https://www.npr.org/2020/05/15/857105173/grocery-store-chain-kroger-is-planning-to-end-hero-pay
[39]	https://www.cnbc.com/2021/12/29/minimum-wage-employers-moving-faster-than-states-to-raise-hourly-pay.html
[40]	https://d18rn0p25nwr6d.cloudfront.net/CIK-0000056873/638cf5c4-bc98-48d2-95bc-e236a21fec76.html
[41]

https://www.epi.org/publication/our-deeply-broken-labor-market-needs-a-higher-minimum-wage-epi-testimony-for-the-senate-budget-Committee/; https://livingwage.mit.edu/articles/85-15-an-hour-isn-t-enough-u-s-workers-need-a-living-wage

[42]	https://www.gao.gov/assets/gao-21-45.pdf
[43]	https://www.latimes.com/business/story/2022-01-11/2-out-of-3-kroger-workers-struggle-to-afford-food-housing-survey-finds

Other Proposals

Except as set forth in this Proxy Statement, the Icahn Participants are not aware of any other matter to be considered at the Annual Meeting. However, if the Icahn Participants learn of any other proposals made at a reasonable time before the Annual Meeting, the Icahn Participants will either supplement this Proxy Statement and provide shareholders with an opportunity to vote by proxy directly on such matters or will not exercise discretionary authority with respect thereto. If other proposals are made thereafter, the persons named as proxies on the GOLD proxy card solicited by the Icahn Participants will vote such proxies in their discretion.

If you sign and return the GOLD proxy card, your Shares will be voted in accordance with your specifications.

If no direction is indicated with respect to the foregoing proposals, you will be deemed to have given a direction to vote the Shares represented by the GOLD proxy card: (1) “FOR” all nominees set forth in Proposal 1, plus the persons who have been nominated by Kroger to serve as directors, other than [•] and [•]; (2) “AGAINST” the approval of the Company’s executive compensation, on an advisory basis; (3) “FOR” the ratification of the selection of the Company’s independent auditor for the fiscal year 2022; (4) “AGAINST” the approval of additional shares under the 2019 Long-Term Incentive Plan; (5) “FOR” the shareholder proposal relating to the recyclability of packaging; (6) “FOR” the shareholder proposal relating to a report on the protection of farmworkers; (7) “FOR” the shareholder proposal relating to a report on the elimination of HFCs; (8) “FOR” the shareholder proposal relating to a report on workforce strategy; and (9) in the proxy holder’s discretion as to the other matters that may properly come before the Annual Meeting.

The Company has set the close of business on April 25, 2022, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 1014 Vine Street Cincinnati, Ohio 45202-1100. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were 720,938,109 Shares outstanding.

WE ARE NOMINATING ONLY TWO DIRECTOR CANDIDATES

The Board of Kroger is currently composed of eleven (11) directors, and, although there are eleven (11) directors standing for election at the Annual Meeting, we have nominated only two director candidates for the Annual Meeting. If all of our nominees are elected, the Board will be composed of the two Icahn Nominees and the nine Kroger nominees who receive the most votes cast in favor of his or her election at the Annual Meeting.

Under the proxy rules, we may solicit proxies in support of the Icahn Nominees and also seek authority to vote for all of the Kroger nominees other than those Kroger nominees that we specify – [●] and [●]. This would enable a shareholder who desires to vote for up to a full complement of eleven (11) director nominees to use the GOLD proxy card to vote for the Icahn Nominees as well as the Kroger nominees for whom we are seeking authority to vote other than those nominees as to which the shareholder specifically withholds our authority to vote for.

We have nominated Alexis C. Fox and Margarita Paláu-Hernández and are seeking authority to vote for up to all of the Kroger nominees, other than [●] and [●]. As a result, should a shareholder so authorize us, on the GOLD proxy card, we would cast votes for the Icahn Nominees (Alexis C. Fox and Margarita Paláu-Hernández) and nine (9) Kroger nominees. If elected, our nominees will constitute a minority on the Board, and there can be no guarantee that our nominees will be able to implement the actions that they believe are necessary to drive Kroger commitments to animal welfare and hold Kroger accountable to fulfill its promises.

There will be a total of thirteen nominees competing for eleven available director positions assuming that the only persons nominated for election to the Board at the Annual Meeting will be the eleven directors nominated by Kroger and our two nominees. Therefore, at the Annual Meeting, assuming a quorum is present, whichever eleven nominees from the pool of thirteen nominees receive the greatest number of votes, whether cast virtually or by proxy, will be elected to the Board.

There is no assurance that any of the Icahn Nominees will serve as directors if any or all of the Icahn Nominees are elected. If both of our candidates, or only one of our candidates, are elected to the Board, the remaining directors will be filled by nine (9), or more, of the Kroger candidates. Under these circumstances, it is possible that Kroger candidates may not agree to serve, in which case the newly constituted Board may fill vacancies on the Board or reduce the size of the Board. The names, backgrounds and qualifications of Kroger director nominees and other information about such nominees can be found in Kroger’s Proxy for the Annual Meeting.

To support us, you should return only our GOLD proxy card and not vote Kroger’s proxy card. If you vote and return both our GOLD proxy card and Kroger’s proxy card, only the last-dated proxy card will be counted.

Because the eleven director candidates receiving the highest number of votes will be elected to the Board, every vote is important. We urge you to complete, sign, date and return using the enclosed postage-paid envelope the enclosed GOLD proxy card to elect our director candidates.

VOTING AND PROXY PROCEDURES

Voting and Proxy Procedures

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Shareholders who sell their Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell their Shares after the Record Date.

Shareholders of Record: If your Shares are held in your own name, please authorize a proxy to vote by signing and returning the enclosed GOLD proxy card using the postage-paid envelope provided.

Street Name Holders: If you hold your Shares in the name of one or more banks, brokerage firms, dealers, trust companies or other custodians, only they can vote your Shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions to them to sign and return a GOLD proxy card representing your Shares to elect the Icahn Nominees to the Board. Depending upon your bank, brokerage firm, dealer, trust company or other custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting instruction form for instructions on how to vote electronically.

Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked.

If a shareholder returns a GOLD proxy card that is signed, dated and not marked with respect to the proposals, that shareholder will be deemed to have given direction to vote: (1) “FOR” all nominees set forth in Proposal 1, plus the persons who have been nominated by Kroger to serve as directors, other than [•] and [•]; (2) “AGAINST” the approval of the Company’s executive compensation, on an advisory basis; (3) “FOR” the ratification of the selection of the Company’s independent auditor for the fiscal year 2022; (4) “AGAINST” the approval of additional shares under the 2019 Long-Term Incentive Plan; (5) “FOR” the shareholder proposal relating to the recyclability of packaging; (6) “FOR” the shareholder proposal relating to a report on protection of farmworkers; (7) “FOR” the shareholder proposal relating to a report on the elimination of HFCs; (8) “FOR” the shareholder proposal relating to a report on workforce strategy; and (9) in the proxy holder’s discretion as to the other matters that may properly come before the Annual Meeting.

Quorum; Broker Non-Votes; Discretionary Voting

A quorum is the minimum number of Shares that must be represented at a duly called meeting of shareholders virtually or represented by proxy, in order to legally conduct business at the meeting. According to Kroger’s Proxy, a quorum requires the presence of the holders of a majority of the issued and outstanding Shares entitled to vote, present virtually or represented by proxy, at the Annual Meeting.

According to Kroger’s Proxy, abstentions and instructions to withhold authority to vote will be treated as Shares that are present and entitled to vote for the purposes of determining whether a quorum exists. Instructions to withhold authority will not be counted as votes cast and will have no effect on the outcome of the vote.

Under the rules of the NYSE, when there is a contest with respect to the election of directors, banks, brokerage firms, dealers, trust companies or other custodians may not exercise discretionary voting authority on behalf of the beneficial owners of the Shares on any matters that are to be presented at the Annual Meeting, including matters that are viewed as routine matters. Accordingly, Shares that are held by banks, brokerage firms, dealers, trust companies or other custodians for which no instructions have been provided, which are often referred to as broker non-votes, will not be counted as present and entitled to vote at the Annual Meeting for the purpose of determining the existence of a quorum. If your Shares are held in the name of your bank, brokerage firm, dealer, trust company or other custodian, we encourage you to provide voting instructions to your bank, brokerage firm, dealer, trust company or other custodian promptly so that your Shares can be counted as present for the purposes of establishing a quorum and voted at the Annual Meeting.

If you are a shareholder of record, you must deliver your vote on the GOLD proxy card, the Company’s proxy card or virtually attend the Annual Meeting in order to be counted in the determination of a quorum.

If your Shares are held in the name of your bank, brokerage firm, dealer, trust company or other custodian, that party will give you instructions for voting your Shares. If you do not give your voting instructions to your bank, brokerage firm, dealer, trust company or other custodian, it will not be allowed to vote your Shares with respect to the election of directors or any additional proposals which may be presented at the Annual Meeting.

Revocation of Proxies

Shareholders of the Company may revoke their proxies at any time prior to exercise by virtually attending the Annual Meeting and voting virtually (although virtual attendance at the Annual Meeting will not by itself constitute revocation of a proxy), by delivering a written notice of revocation, or by signing and delivering a properly completed and subsequently dated proxy. The revocation may be delivered either to Barberry in care of Harkins Kovler, LLC at the address set forth on the back cover of this Proxy Statement, to the secretary of the Company at 1014 Vine StreetCincinnati, Ohio 45202-1100 (or any other address provided by the Company), or to the Company’s proxy solicitor. Although a revocation is effective if delivered to the Company or to the Company’s proxy solicitor, we request that either the original or photostatic copies of all revocations be mailed to Barberry in care of Harkins Kovler, LLC at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.

SOLICITATION OF PROXIES; EXPENSES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Participants. Proxies may be solicited through the mail, press releases and other public statements, electronic communications, telephone, fax and in-person meetings. Each of the Icahn Nominees, the other Participants named in this proxy statement, and employees of the Icahn Participants may assist in the solicitation of proxies without any additional remuneration.

The Participants have retained Harkins Kovler, LLC to provide solicitation and advisory services in connection with this solicitation. Harkins Kovler, LLC will be paid a fee not to exceed $[•] based upon the campaign services provided. In addition, the Participants will reimburse Harkins Kovler, LLC for its reasonable out-of-pocket expenses and will indemnify Harkins Kovler, LLC against certain liabilities and expenses, including certain liabilities under the federal securities laws. Harkins Kovler, LLC will solicit proxies from individuals, banks, brokerage firms, dealers, trust companies, other custodians and other institutional holders. It is anticipated that Harkins Kovler, LLC will employ up to 35 persons to solicit the Company’s shareholders as part of this solicitation. Harkins Kovler, LLC does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation. The costs related to this proxy solicitation will be borne by the Participants. Costs of this Proxy Solicitation are currently estimated to be approximately $[•]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with the solicitation. We estimate that through the date hereof, the Participants’ expenses in connection with this Proxy Solicitation are approximately $[•]. If successful, the Participants may seek reimbursement of these costs from the Company.

In the event that the Participants decide to seek reimbursement of their expenses, the Participants do not intend to submit the matter to a vote of the Company’s shareholders. The Board would be required to evaluate the requested reimbursement consistent with its fiduciary duties to the Company and its shareholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation and other costs incidental to the solicitation.

If you have any questions or require any assistance with voting your Shares, please contact our proxy solicitor, Harkins Kovler, LLC: Banks and Brokerage Firms Please Call Collect: (212) 468-5380; All Others Call Toll-Free: +1 (800) ; Email: KR@harkinskovler.com.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: What are you asking Kroger shareholders to do?

A: We are asking for support for the election of our two director candidates, Alexis C. Fox and Margarita Paláu-Hernández, to Kroger’s Board. As described more fully in this Proxy Statement, we believe our director candidates will add valuable perspectives and leadership to the Board. We believe our candidates possess the skills, experience, industry and leadership abilities necessary to contribute to Kroger as well-rounded Board members. Our nominees will represent, and will seek the best possible results for, all Kroger shareholders.

Under the proxy rules, we may solicit proxies in support of the Icahn Nominees and also seek authority to vote for all of the Kroger nominees other than those Kroger nominees that we specify – [●] and [●]. This would enable a shareholder who desires to vote for up to a full complement of eleven (11) director nominees to use the GOLD proxy card to vote for the Icahn Nominees as well as the Kroger nominees for whom we are seeking authority to vote other than those nominees as to which the shareholder specifically withholds our authority to vote for.

We have determined to nominate Alexis C. Fox and Margarita Paláu-Hernández and are seeking authority to vote for up to all of the Kroger nominees, other than [●] and [●]. As a result, should a shareholder so authorize us, on the GOLD proxy card, we would cast votes for the Icahn Nominees (Alexis C. Fox and Margarita Paláu-Hernández) and nine (9) Kroger nominees. If elected, our nominees will constitute a minority on the Board, and there can be no guarantee that our nominees will be able to implement the actions that they believe are necessary to drive Kroger commitments to animal welfare and hold Kroger accountable to fulfill its promises relating to the treatment of its workers.

Q: Who are your director candidates?

A: Alexis C. Fox and Margarita Paláu-Hernández are highly qualified individuals with significant business experience. The principal occupation and business experience of each of these candidates is described in this Proxy Statement in the section titled “Matters to be Considered at the Annual Meeting—Proposal 1: Election of the Icahn Nominees—Biographical Information About the Icahn Nominees.” We believe that each of our director candidates would be considered independent under the applicable rules of the NYSE and the Company’s Guidelines on Issues of Corporate Governance., and neither of our director candidates are affiliated with Kroger or any of its subsidiaries. If elected to the Board, our director candidates would owe fiduciary duties to all of Kroger shareholders.

Q: Who is entitled to vote?

A: Only holders of voting stock at the close of business on the Record Date, April 25, 2022, are entitled to notice of and to vote at the Annual Meeting. Shareholders who sold Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date (unless they also transfer their voting rights).

Q: How important is my vote?

A: Your vote is important, no matter how many Shares you own. The Participants urge you to sign, date, and return the enclosed GOLD proxy card as soon as possible to elect the Icahn Nominees. The Board will ultimately be comprised of the eleven (11) nominees who receive the most votes cast in favor or his or her election at the Annual Meeting. We urge you to vote in favor of the Icahn Nominees.

Q: What is a gestation crate?

A: Gestation stalls or crates are metal enclosures, typically 7 feet long and 2 feet wide, in which a breeding or pregnant sow is confined for much of her adult life in many industrialized farming systems including those that supply Kroger. These stalls are inhumane and cause unnecessary suffering for pigs that are used in the production of pork. These enclosures restrict sows to the degree that they cannot turn around or walk. As “America’s grocer”, we believe that Kroger should be an ESG leader (as it claims to be) in expeditiously phasing out the utilization of suppliers who use gestation crates.

Q: How do I vote my Shares?

A: Shares held in record name. If your Shares are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card using the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of Shares will be presumed to be a proxy with respect to all Shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in “street” name. If you hold your Shares in “street” name with a bank, brokerage firm, dealer, trust company or other custodian, only that party can exercise the right to vote with respect to the Shares that you beneficially own through such party and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, brokerage firm, dealer, trust company or other custodian to vote for the Icahn Nominees. Please follow the instructions to vote provided on the enclosed GOLD voting instruction form. If your broker, bank, dealer, trust company, or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD voting instruction form. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to KR@harkinskovler.com or mailing them to Barberry Corp., c/o Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

We urge you not to return any proxy card provided by Kroger. You do not need to (and should not) vote “withhold” on Kroger’s proxy card to vote for the Icahn Nominees. You should not vote for any of Kroger’s director nominees or any other matter on Kroger’s proxy card. If you vote and return both our GOLD proxy card and Kroger’s proxy card, only the latest dated proxy card will be counted.

Q: What is a quorum?

A: A quorum is the minimum number of Shares that must be represented at a duly called meeting of shareholders virtually or by proxy in order to legally conduct business at the meeting. According to Kroger’s Proxy, a quorum requires the presence of the holders of a majority of the outstanding Shares entitled to vote either virtually attending or represented by proxy at the Annual Meeting. Under the rules of the NYSE, when there is a contest with respect to the election of directors, banks, brokerage firms, dealers, trust companies or other custodians may not exercise discretionary voting authority on behalf of the beneficial owners of the Shares on any matters that are to be presented at the Annual Meeting, including matters that are viewed as routine matters. Accordingly, Shares that are held by banks, brokerage firms, dealers, trust companies or other custodians for which no instructions have been provided, which are often referred to as broker non-votes, will not be counted as present and entitled to vote at the Annual Meeting for the purpose of determining the existence of a quorum. If your Shares are held in the name of your bank, brokerage firm, dealer, trust company or other custodian, we encourage you to provide voting instructions to your bank, brokerage firm, dealer, trust company or other custodian promptly so that your Shares can be counted as present for the purposes of establishing a quorum and voted at the Annual Meeting.

Q: What should I do if I receive a proxy card from the Company?

A: If you submit a proxy to us by signing and returning the enclosed GOLD proxy card, do not sign or return the proxy card solicited by the Company or follow any voting instructions provided by the Company unless you intend to change your vote, because only your latest-dated proxy will be counted.

We recommend that you disregard any proxy card or solicitation materials that may be sent to you by the Company. If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope. Only the latest dated validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions below under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your Shares, please contact our proxy solicitor, Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019; Banks and Brokerage Firms Please Call Collect: (212) 468-5380; All Others Call Toll-Free: +1 (800) 980-5655; Email: KR@harkinskovler.com.

Q: Can I change my vote or revoke my proxy?

A: If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	signing, dating and returning the enclosed GOLD proxy card (the latest-dated proxy is the only one that will be counted);

•	delivering a written revocation or a later dated proxy for the Annual Meeting to Barberry Corp., c/o Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019;

•	delivering a written revocation or a later dated proxy for the Annual Meeting to the secretary of the Company or to the Company’s proxy solicitor; or

•	attending the Annual Meeting and voting virtually (although virtual attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your Shares are held by a bank, brokerage firm, dealer, trust company or other custodian, you should follow the instructions provided by your bank, brokerage firm, dealer, trust company or other custodian to have your Shares voted. If you virtually attend the Annual Meeting and you beneficially own Shares but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior given proxy card. You must have written authority from the record owner to vote your Shares held in its name at the meeting. If you have any questions or require any assistance, contact our proxy solicitor, Harkins Kovler, LLC — Banks and Brokerage Firms Please Call Collect: (212) 468-5380; All Others Call Toll-Free: +1 (800) 980-5655; Email: KR@harkinskovler.com.

IF YOU HAVE ALREADY VOTED USING THE COMPANY’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Company, we request that either the original or a copy of any revocation be mailed to Barberry Corp., c/o Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019.

Q: What is the deadline for providing a proxy?

A: We urge you to submit your proxy to us as soon as possible. For your proxy to be voted at the Annual Meeting, we must receive it on or prior to the date of the Annual Meeting. The Annual Meeting is scheduled to be held virtually at 11:00 a.m. Eastern time on June 23, 2022.

Q: Who is making this proxy solicitation?

A: The solicitation of proxies pursuant to this proxy solicitation is being made by the Participants. Proxies may be solicited by mail, facsimile, telephone, Internet, virtually and by advertisements. The Participants will solicit proxies from individuals, banks, brokerage firms, dealers, trust companies, other custodians and other institutional holders. The Participants have requested banks, brokerage firms, dealers, trust companies or other custodians to forward all solicitation materials to the beneficial owners of the Shares they hold of record. The

Participants will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of the Participants will also participate in the solicitation of proxies. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

Q: Why are you making this proxy solicitation?

A: We believe that Kroger is in critical need of new leadership at the Board level. We are confident that our highly qualified independent director candidates will add valuable perspectives and leadership to the Board. We believe our candidates possess the skills, experience, industry and leadership abilities necessary to contribute to Kroger as well-rounded Board members. Our director candidates will be active and responsible stewards of the trust placed in them by the shareholders.

Q: Why are you nominating only two director candidates when there are eleven (11) members of Kroger Board?

A: The terms of the Company’s current directors will expire at the Annual Meeting. Under the proxy rules, we may solicit proxies in support of the Icahn Nominees and also seek authority to vote for all of the Kroger nominees other than those Kroger nominees that we specify – [●] and [●]. This would enable a shareholder who desires to vote for up to a full complement of eleven (11) director nominees to use the GOLD proxy card to vote for the Icahn Nominees as well as the Kroger nominees for whom we are seeking authority to vote other than those nominees as to which the shareholder specifically withholds our authority to vote for.

We have determined to nominate Alexis C. Fox and Margarita Paláu-Hernández and are seeking authority to vote for up to all of the Kroger nominees, other than [●] and [●]. As a result, should a shareholder so authorize us, on the GOLD proxy card, we would cast votes for the Icahn Nominees (Alexis C. Fox and Margarita Paláu-Hernández) and nine (9) Kroger nominees. If we are successful in our solicitation, we expect that the Board will be composed of the two Icahn Nominees and the nine (9) nominees of Kroger who receive the most votes cast in favor or his or her election at the Annual Meeting.

There is no assurance that any of Kroger nominees will serve as directors if any or all of our nominees are elected. If we are successful in this proxy solicitation, and Kroger director nominees who are elected do not agree to serve, the newly consisted Board may fill vacancies on the Board or reduce the size of the Board. The names, backgrounds and qualifications of Kroger director nominees and other information about them can be found in Kroger’s Proxy for the Annual Meeting.

To support us, you should return only our GOLD proxy card and not vote Kroger’s proxy card. If you vote and return both our GOLD proxy card and Kroger’s proxy card, only the last-dated proxy card will be counted.

Q: Where can I find additional information concerning Kroger and the Annual Meeting?

A: Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in Kroger’s Proxy in connection with the Annual Meeting, including:

•	Item 1 of Schedule 14A (date, time and place of the Annual Meeting);

•	Item 5 of Schedule 14A (interest of certain persons in matters to be acted upon, other than the Participants);

•	Item 6 of Schedule 14A (voting securities and principal holders thereof, other than the Participants);

•	Item 7 of Schedule 14A (information about directors and executive officers and corporate governance matters);

•	Item 8 of Schedule 14A (compensation of directors and executive officers);

•	Item 9 of Schedule 14A (independent public accountants);

•	Information concerning the proposal regarding the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 2);

•	Information concerning the proposal regarding the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for 2022 (Proposal 3);

•	Information concerning the proposal regarding the approval of additional shares under the 2019 Long-Term Incentive Plan (Proposal 4);

•	Information concerning the shareholder proposals referred to as Proposals 5 – 8; and

•

Date on which proposals of shareholders intended to be presented at the 2023 annual meeting of shareholders of the Company must be received by the Company in order to be included in the Company’s proxy materials for that meeting and the date after which shareholder proposals for the 2023 annual meeting of the shareholders will be considered untimely.

Please refer to Kroger’s Proxy for such information. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. We take no responsibility for the accuracy or completeness of information contained in Kroger’s Proxy. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the Internet, free of charge, on the SEC’s website at https://www.sec.gov.

Q: Who should I call if I have any questions?

A: If you have any questions, require any assistance in voting your Shares, need additional copies of our proxy materials, or have any other questions, please contact our proxy solicitor, Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019; Banks and Brokerage Firms Please Call Collect: (212) 468-5380; All Others Call Toll-Free: +1 (800) 980-5655; Email: KR@harkinskovler.com.

Conclusion

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating, and returning the enclosed GOLD proxy card today to elect the Icahn Nominees.

Thank you for your support,

Barberry Corp.

[●], 2022

FORWARD LOOKING STATEMENTS

This Proxy Statement may include forward-looking statements that reflect the Participants’ current views with respect to future events. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” or similar words are often used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Any forward-looking statements made in this Proxy Statement are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Participants will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business, operations or financial condition. Except to the extent required by applicable law, the Participants undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ANNEX I: INFORMATION REGARDING THE PARTICIPANTS

This proxy solicitation is being made by the Participants. The Participants filing this Proxy Statement include Barberry, Mr. Icahn, Ms. Fox and Ms. Paláu-Hernández

The principal business address of each of Barberry and Mr. Icahn is 16690 Collins Avenue, Suite PH-1, Sunny Isles Beach, FL 33160.

Carl C. Icahn is the sole stockholder of Barberry. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by Barberry. Barberry is primarily engaged in the business of investing in securities. Carl C. Icahn’s present principal occupation or employment is serving as: (i) Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P., through which Mr. Icahn manages various private investment funds; (ii) Chairman of the Board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P., a Nasdaq listed diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, real estate and home fashion; and (iii) Chairman of the Board and a director of Starfire Holding Corporation (“Starfire”), a holding company engaged in the business of investing in and/or holding securities of various entities, and as Chairman of the Board and a director of various of Starfire’s subsidiaries.

Barberry has sole voting power and sole dispositive power with regard to 100 Shares. Each of Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

Mr. Icahn beneficially owns, in the aggregate, 100 Shares, representing less than 0.1% of the outstanding Shares (based upon 720,938,109 Shares stated to be outstanding as of the Record Date in Kroger’s Proxy).

In addition to Barbery and Mr. Icahn, the participants in the solicitation of proxies (the “Participants”) from shareholders of Kroger may also include Alexis C. Fox and Margarita Paláu-Hernández. Ms. Fox and Ms. Paláu-Hernández will not receive any special compensation in connection with this solicitation.

Except as set forth in this Proxy Statement (including the Annexes): (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangement, or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant nor any of their respective associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant nor any of their respective associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including the Participants, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which the Participants or any of their respective associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

During the last fiscal year, neither any Icahn Nominee nor any Icahn Participant has failed to file reports related to the Company that are required by Section 16(a) of the Exchange Act.

To the best knowledge of the Participants, the Participants believe that each of the Icahn Nominees is independent under the applicable rules of NYSE and the Company’s Guidelines on Issues of Corporate Governance.

Except as set forth in this Proxy Statement (including the Annexes), the Participants are not the members of a “group” (as such term is used in Rule 13d-5 of the Exchange Act) or otherwise acting in concert with any other person.

Beneficial Ownership of Shares

The following table shows the number of Shares that are beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by each of the Participants in this solicitation as of the Record Date. Except as described below, each Participant has shared voting power and shared dispositive power with regard to the number of Shares beneficially owned. Neither of the Icahn Nominees own, beneficially or of record, any Shares.

Title of Class	Name of Beneficial Owner (1)		Amount of Beneficial Ownership	Percent of Class (2)
Shares	Barberry Corp.		100	Less than 0.1%
Shares	Carl C. Icahn	(3)	100	Less than 0.1%

(1)	Each holder listed in this table is, as of the date of this Notice, the beneficial owner of the Shares set forth under the heading “Amount of Beneficial Ownership.”

(2)	Percentages of ownership set forth in this column is based upon 720,938,109 Shares stated to be outstanding as of the Record Date in Kroger’s Proxy.

(3)

Reflects Shares held of record by Barberry. Mr. Icahn, by virtue of his relationship to Barberry, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the Shares which Barberry directly beneficially owns.

3

Two Year Summary Table

The table below indicates the date of each purchase and sale of Shares by the Icahn Participants within the past two years and the number of Shares in each such purchase or sale. Unless otherwise indicated, all transactions were effected on the open market. Except as set forth below, neither of the Icahn Nominees have purchased or sold any Shares during the past two years.

Name	Date	Shares Purchased	Price Per Share
Barberry Corp.	March 4, 2022	100	$54.25

4

IMPORTANT

Please review this Proxy Statement and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how many Shares you own.

1.	If your Shares are registered in your own name, please sign, date and mail the enclosed GOLD proxy card to using the postage-paid envelope provided today.

2.

If you have previously signed and returned a proxy card to the Company, you have every right to change your vote. Only your latest-dated proxy card will count. You may revoke any proxy card already sent to the Company by signing, dating and mailing the enclosed GOLD proxy card using the postage-paid envelope provided. Any proxy may also be revoked at any time prior to the Annual Meeting (i) by delivering a written notice of revocation or a later-dated proxy for the Annual Meeting to Harkins Kovler, LLC at the address set forth below, (ii) by delivering a written notice of revocation or a later-dated proxy for the Annual Meeting to the Company or its proxy solicitor, or (iii) by voting virtually at the Annual Meeting. Virtual attendance at the Annual Meeting will not by itself constitute a revocation.

3.

If your Shares are held in the name of a bank, brokerage firm, dealer, trust company or other custodian, only such firm, custodian or other institution can vote your Shares and only after receiving your specific instructions by mail, telephone or Internet. Accordingly, please sign, date and mail the enclosed GOLD voting instruction form using the postage-paid envelope provided. To ensure that your Shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your Shares.

4.

After signing and returning the enclosed GOLD proxy card, do not sign or return the Company’s proxy card unless you intend to change your vote, because only your latest dated proxy card will be counted.

WE URGE YOU NOT TO RETURN ANY PROXY CARD PROVIDED BY KROGER. YOU DO NOT NEED TO (AND SHOULD NOT) VOTE “WITHHOLD” ON KROGER’S PROXY CARD TO VOTE FOR OUR DIRECTOR CANDIDATES. IF YOU WISH TO VOTE “FOR” THE ICAHN NOMINEES, YOU SHOULD NOT VOTE “FOR” ANY OF KROGER DIRECTOR NOMINEES OR ANY OTHER MATTER ON KROGER’S PROXY CARD. IF YOU VOTE AND RETURN BOTH OUR GOLD PROXY CARD AND KROGER’S PROXY CARD, ONLY THE LAST-DATED PROXY CARD WILL BE COUNTED.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your Shares, please contact our proxy solicitor:

Harkins Kovler, LLC

3 Columbus Circle, 15th Floor

New York, NY 10019

Banks and Brokerage Firms Please Call Collect: (212) 468-5380

All Others Call Toll-Free: +1 (800) 980-5655

Email: KR@harkinskovler.com

5

PRELIMINARY COPY – SUBJECT TO COMPLETION

[FORM OF GOLD PROXY CARD]

THE KROGER CO.

2022 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY (THIS “PROXY”) IS SOLICITED ON BEHALF OF BARBERRY CORP., CARL C. ICAHN, ALEXIS C. FOX AND MARGARITA PALÁU-HERNÁNDEZ (COLLECTIVELY, THE “PARTICIPANTS”)

THIS PROXY SOLICITATION IS NOT BEING MADE BY OR ON BEHALF OF THE KROGER CO.

The undersigned appoint(s) Peter C. Harkins and Jordan M. Kovler and each of them, as proxies (each and any substitute, a “Proxyholder”) with full power of substitution and with discretionary authority to vote all common shares, par value $1.00 per share (the “Shares”), of Kroger Corporation (the “Company”), which the undersigned would be entitled to vote if virtually present at the 2022 Annual Meeting of Shareholders of the Company scheduled to be held at 11:00 a.m. Eastern time on June 23, 2022, including any adjournments, continuations or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”) on all matters coming before the Annual Meeting.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the Shares of the Company held by the undersigned, and hereby ratifies and confirms all actions the herein named Proxyholders, their substitutes, or any of them may lawfully take by virtue hereof. Other than the eight (8) proposals set forth on the reverse side of this card, the Participants are not aware of any other matters to be considered at the Annual Meeting.

IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFICATIONS. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED: (1) “FOR” ALL NOMINEES SET FORTH IN PROPOSAL 1, PLUS THE PERSONS WHO HAVE BEEN NOMINATED BY KROGER TO SERVE AS DIRECTORS, OTHER THAN [•] AND [•]; (2) “AGAINST” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, ON AN ADVISORY BASIS; (3) “FOR” THE RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2022; (4) “AGAINST” THE APPROVAL OF ADDITIONAL SHARES UNDER THE 2019 LONG-TERM INCENTIVE PLAN; (5) “FOR” THE SHAREHOLDER PROPOSAL RELATING TO THE RECYCLABILITY OF PACKAGING; (6) “FOR” THE SHAREHOLDER PROPOSAL RELATING TO A REPORT ON THE PROTECTION OF FARMWORKERS; (7) “FOR” THE SHAREHOLDER PROPOSAL RELATING TO A REPORT ON THE ELIMINATION OF HFCs; (8) “FOR” THE SHAREHOLDER PROPOSAL RELATING TO A REPORT ON WORKFORCE STRATEGY; AND (9) IN THE PROXY HOLDER’S DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD TODAY!

PROPOSAL 1: To elect eleven directors of Kroger to serve until the 2023 Annual Meeting of Shareholders or until their respective successors are appointed, elected and qualified.

Barberry’s proposal to elect Alexis C. Fox and Margarita Paláu-Hernández, as directors of the Company, plus the persons who have been nominated by Kroger to serve as directors, other than [•] and [•]. Barberry is NOT seeking authority to vote for and WILL NOT exercise any authority to vote for [•] and [•]. You should refer to the proxy statement and form of proxy distributed by Kroger for the names, background, qualifications and other information concerning the Kroger nominees.

If you do not wish your Shares voted “FOR” a particular nominee, mark the “FOR ALL EXCEPT” box and write the name(s) of the nominees you do not support on the line below. You may also withhold authority to vote for the persons who have been nominated by Kroger to serve as directors, other than [•] and [•], by writing the names of such nominees for whom you wish to withhold authority below. Your Shares will be voted for the remaining nominee(s). None of the Kroger nominees for whom we seek authority to vote have agreed to serve if elected with the Icahn Nominees, Alexis C. Fox and Margarita Paláu-Hernández. There is no assurance that any of Kroger nominees will serve as directors if the Icahn Nominees are elected.

WE RECOMMEND A VOTE “FOR” THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 BELOW, PLUS THE PERSONS WHO HAVE BEEN NOMINATED BY KROGER TO SERVE AS DIRECTORS, OTHER THAN [•] AND [•].

INSTRUCTIONS: FILL IN VOTING BOXES “●” IN BLACK OR BLUE INK

FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
(A) Alexis C. Fox (B) Margarita Paláu-Hernández
☐	☐	☐

Barberry does not expect that any of the nominees will be unable to stand for election, but, in the event any nominee is unable to serve or for good cause will not serve, the Shares represented by this Proxy will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s organizational documents and applicable law. In addition, Barberry has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its organizational documents or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any nominee, to the extent this is not prohibited under the Company’s organizational documents and applicable law. In any such case, Shares represented by this Proxy will be voted for such substitute nominee(s).

PROPOSAL 2: To approve the Company’s executive compensation, on an advisory basis.

WE RECOMMEND A VOTE “AGAINST” THE ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 3: To ratify the selection of the Company’s independent auditor for fiscal year 2022.

WE RECOMMEND A VOTE “FOR” THE SELECTION OF THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2022.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 4: To approve additional shares under the 2019 Long-Term Incentive Plan.

WE RECOMMEND A VOTE “AGAINST” THE APPROVAL OF ADDITIONAL SHARES UNDER THE 2019 LONG-TERM INCENTIVE PLAN.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 5: Shareholder Proposal – Recyclability of Packaging.

WE RECOMMEND A VOTE “FOR” THE SHAREHOLDER PROPOSAL REGARDING THE RECYCLABILITY OF PACKAGING.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 6: Shareholder Proposal – Report on Protection of Farmworkers.

WE RECOMMEND A VOTE “FOR” THE SHAREHOLDER PROPOSAL REGARDING A REPORT ON THE PROTECTION OF FARMWORKERS.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 7: Shareholder Proposal – Report on Elimination of HFCs.

WE RECOMMEND A VOTE “FOR” THE SHAREHOLDER PROPOSAL REGARDING A REPORT ON THE ELIMINATION OF HFCs.

FOR	AGAINST	ABSTAIN

☐	☐	☐

PROPOSAL 8: Shareholder Proposal – Report on Workforce Strategy.

WE RECOMMEND A VOTE “FOR” THE SHAREHOLDER PROPOSAL REGARDING A REPORT ON WORKFORCE STRATEGY.

FOR	AGAINST	ABSTAIN
☐	☐	☐

IN ORDER FOR YOUR PROXY TO BE VALID, IT MUST BE SIGNED. PLEASE ALSO DATE THE PROXY WHERE INDICATED BELOW.

Signature (Capacity/Title)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS GOLD PROXY USING THE ENCLOSED RETURN ENVELOPE.